                                                                       Exhibit 4

                             AMENDMENT NO. 1 TO THE
                                VOTING AGREEMENT

     THIS AMENDMENT NO. 1 TO THE VOTING AGREEMENT (this "Amendment No. 1") is dated as of June 24, 2002, and is entered into by and among Vector Merger Corp., a New Jersey corporation ("Merger Sub"), Joel Cartun ("JC"), Brendan Keating ("BK"), Steve Bardwell ("SB") and Christie Ellison Bardwell ("CB").

     WHEREAS, Merger Sub, BK, SB, JC, Susan Cartun, as Trustee for Jeffrey Cartun Investment Trust d/t/d 12/10/96, Susan Cartun, as Trustee for the Alissa Cartun Investment Trust d/t/d 12/10/96, Michael Helfand and, for purposes of
Section 9 thereof only, Vestcom International, Inc., have entered into that certain Voting Agreement, dated as of June 12, 2002 (the "Original Agreement") (it being understood that capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement); and

     WHEREAS, the parties hereto desire to amend certain provisions of the Original Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. The second recital of the Original Agreement is hereby amended and restated to read in its entirety as follows:

          "As of the date hereof, the Stockholders are the record and beneficial owner of an aggregate of 1,822,498 shares of common stock of the Company (the "Company Common Stock"), no par value per share (the "Existing Shares" and, together with any shares of Company Common Stock acquired by the Stockholders after the date hereof, whether upon the exercise of warrants, options or rights, the conversion or exchange of any Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, the "Subject Shares")."

     2. Schedule 2(c) to the Original Agreement is hereby amended and restated to read in its entirety as follows:

------------------------------------------------------------------------------------------------------
                                                       Existing Shares Owned by    Options Owned by
                    Name of Stockholder                     Stockholder               Stockholder
------------------------------------------------------------------------------------------------------
Joel Cartun                                                   1,346,498                         0
------------------------------------------------------------------------------------------------------
Susan Cartun, as Trustee for
  Jeffrey Cartun Investment Trust d/t/d/ 12/10/96               100,000                         0
------------------------------------------------------------------------------------------------------
Susan Cartun, as Trustee for
  Alissa Cartun Investment Trust d/t/d/ 12/10/96                100,000                         0
------------------------------------------------------------------------------------------------------
Brendan Keating                                                  70,500                   195,000
------------------------------------------------------------------------------------------------------
Steve Bardwell                                                  102,500                    70,000
------------------------------------------------------------------------------------------------------
Christie Bardwell                                                90,000                         0
------------------------------------------------------------------------------------------------------
Michael Helfand                                                  13,000                    70,000
                                                                 ------                    ------
------------------------------------------------------------------------------------------------------
         Total                                                1,822,498                   335,000
------------------------------------------------------------------------------------------------------

     3. CB hereby agrees that upon execution of this Amendment No. 1, CB shall become a party to the Agreement and shall be fully bound by, and subject to, all the covenants, terms and conditions of this Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. In addition, CB hereby agrees that all shares of Company Common Stock held by CB shall be deemed Subject Shares for all purposes of this Agreement.

     4. Except as expressly set forth herein, the terms of the Original Agreement shall remain in full force and effect.

     5. Merger Sub and BK hereby agree that they shall execute and deliver such other documents and take such other actions as the other party may reasonably request to amend the Contribution Agreement, dated as of June 12, 2002, by and among Vector Investment Holdings, Inc. ("Parent"), Merger Sub, Cornerstone Equity Investors IV, L.P., JC, SB and BK (the "Contribution Agreement") in order to reflect (a) the reduced number (and corresponding value) of the Company Common Stock to be contributed by BK to Parent and (b) the reduced value of the Parent Common Stock (as defined in the Contribution Agreement) and the Parent Series B Preferred Stock (as defined in the Contribution Agreement) to be issued to BK in exchange for the BK Contribution (as defined in the Contribution Agreement) by Parent immediately following the consummation of the Merger pursuant to the Contribution Agreement (75% of such reduced value shall be allocated to Parent Series B Preferred Stock and 25% of such reduced value shall be allocated to Parent Common Stock).

     6. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Amendment No. 1, provided receipt of copies of such counterparts is confirmed.

                                  * * * * * * *

     IN WITNESS WHEREOF, this Amendment No. 1 to the Voting Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                        VECTOR MERGER CORP.


                                        By: /s/ Stephen Larson
                                            ------------------------------------
                                            Name:  Stephen Larson
                                            Title: Secretary



                                        /s/ Joel Cartun
                                        ----------------------------------------
                                        Joel Cartun



                                        /s/ Brendan Keating
                                        ----------------------------------------
                                        Brendan Keating



                                        /s/ Steve Bardwell
                                        ----------------------------------------
                                        Steve Bardwell



                                        /s/ Christie Ellison Bardwell
                                        ----------------------------------------
                                        Christie Ellison Bardwell